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                                                                   EXHIBIT 99(J)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus, and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 5 to the Registration Statement (Form N-1A, No. 333-64981) of the New Covenant Funds and to the use of our report dated August 13, 2004 on the financial statements of the New Covenant Funds, incorporated by reference therein.

                                                    /s/ERNST & YOUNG LLP

Columbus, Ohio
October 25, 2004